UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2009
Assisted Living Concepts, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-13498	93-1148702

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W140 N8981 Lilly Road, Menomonee Falls, Wisconsin	53051

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (262) 257-8888
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On November 9, 2009, Assisted Living Concepts, Inc. (“ALC”) issued a press release announcing its results of operations and financial condition for its third quarter ended September 30, 2009. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K.
ALC is also providing supplemental disclosure which quantifies the impact on historical results of operations from the reclassification during the third quarter of 2009 of four residences from continuing to discontinued operations. The supplemental information affects only the disclosure related to discontinued operations, is unaudited and should be read in conjunction with ALC’s 2008 Annual Report on Form 10-K, which was filed with the SEC on March 6, 2009. The supplemental information does not in any way restate or revise ALC’s net income in any previously reported financial statements. The supplemental disclosure is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are being furnished herewith:
99.1	Press Release of Assisted Living Concepts, Inc. dated November 9, 2009 announcing the results of operations and financial condition for its third quarter ended September 30, 2009.

99.2	Supplemental information of Assisted Living Concepts, Inc. relating to discontinued operations.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date: November 9, 2009

By:	/s/ John Buono
John Buono
Senior Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release of Assisted Living Concepts, Inc. dated November 9, 2009 announcing the results of operations and financial condition for its third quarter ended September 30, 2009.

99.2	Supplemental information of Assisted Living Concepts, Inc. relating to discontinued operations.